Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Neothetics, Inc. of our report dated March 26, 2015, with respect to the financial statements of Neothetics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

                           /s/ Ernst & Young LLP

San Diego, California

March 26, 2015